Exhibit 5.1

Calfee, Halter & Griswold LLP Attorneys at Law The Calfee Building 1405 East Sixth Street Cleveland, Ohio 44114-1607 216.622.8200 Phone

October 10, 2023

The J. M. Smucker Company

One Strawberry Lane

Orrville, Ohio 44667-0280

This opinion is furnished to you in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of The J. M. Smucker Company (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Securities Act of common shares, without par value, of the Company (the “Shares”), that are being issued or are issuable pursuant to the Agreement and Plan of Merger, dated as of September 10, 2023 (the “Merger Agreement”), by and among the Company, Hostess Brands, Inc., a Delaware corporation (“Hostess Brands”), and SSF Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into Hostess Brands as the surviving corporation and a direct, wholly owned subsidiary of the Company. We are acting as special Ohio counsel for the Company in connection with the issuance by the Company of the Shares.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement; and

2.	the Merger Agreement.

In addition, we have examined or are otherwise familiar with the Articles of Incorporation, as amended, of the Company, the Regulations, as amended, of the Company, such records of the corporate action taken and to be taken in connection with the issuance of the Shares as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

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The J. M. Smucker Company

October 10, 2023

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that the Merger Agreement is a legal, valid and binding obligation of each party to it other than the Company, enforceable against each such party in accordance with its terms.

In furnishing this opinion, we have further assumed that, before the issuance of the Shares, the conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived.

Based upon the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in the manner contemplated in the Registration Statement and in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited solely to the federal laws of the United States of America and the laws of the State of Ohio. We express no opinion as to the effect or applicability of the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption “Legal Matters.” Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP

CALFEE, HALTER & GRISWOLD LLP

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